 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018
____________________

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55833	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (703) 953-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2018, Novume Solutions, Inc. (the “Company”) entered into a binding Letter of Intent (the “LOI”) with OpenALPR Technology, Inc. (“OpenALPR”) which sets forth the parties’ intent to consummate a transaction pursuant to which the Company will acquire the assets of OpenALPR. The consideration for the transaction will be approximately $15 million, comprised of cash, or cash and the Company’s stock, at the election of OpenALPR. The LOI also contemplates that at the closing (the “Closing”) the Company will enter into employment an agreement with an executive of OpenALPR. The LOI terminates on the earlier of the Closing or February 28, 2019.

The Closing is subject to closing conditions including, but not limited to, satisfactory completion of due diligence, entry into definitive agreements, approval of the transactions by the board of directors of the Company, and consummation of a financing transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Novume Solutions, Inc. on September 20, 2018 (1)
99.2	Letter of Intent for the purchase of the assets of OpenALPR Technology, Inc. dated September 17, 2018 (1)

(1)
Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novume Solutions, Inc.
(Registrant)

Date: September 20, 2018	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Novume Solutions, Inc. on September 20, 2018 (1)
99.2	Letter of Intent for the purchase of the assets of OpenALPR Technology, Inc. dated September 17, 2018 (1)

(1)
Filed herewith

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